UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

February 28, 2008
Date of Report
(Date of earliest event reported)

NOVELL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-13351 (Commission File Number)	87-0393339 (IRS Employer Identification Number)

404 Wyman Street, Suite 500
Waltham, MA 02451
(Address of principal executive offices and zip code)

(781) 464-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 28, 2008, Novell, Inc. (“Novell”) issued a press release to report Novell's financial results for the first fiscal quarter ended January 31, 2008. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

We disclosed non-GAAP financial measures in the press release for the fiscal quarters ended January 31, 2008 and January 31, 2007. These non-GAAP measures include adjusted income (loss) from operations, operating margin, income from continuing operations, net income, income per share from continuing operations and net income per share both of which are based on an adjusted number of diluted weighted average shares.

We provide non-GAAP financial measures to enhance an overall understanding of our current financial performance and prospects for the future and enable investors to evaluate our performance in the same way that management does. Management uses these non-GAAP financial measures to evaluate performance, allocate resources, and determine bonuses.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results, but they eliminate expenses and gains that are unusual, that are excluded from analysts' consensus estimates, and/or that arise outside of the ordinary course of business.

During the fiscal quarters ended January 31, 2008 and January 31, 2007, the following items were excluded from our GAAP income (loss) from operations to arrive at our non-GAAP income (loss) from operations and non-GAAP operating margin:

  Stock-based compensation expense - We excluded stock-based compensation expense in the fiscal quarters ended January 31, 2008 and January 31, 2007 to be more in line with the way the financial community evaluates our performance and the methods used by analysts to calculate consensus estimates. Also, FASB Statement No. 123R, “Share Based Payment,” was not applied prior to fiscal year 2006, and therefore, its application in the current GAAP financial results distorts long-term trends.
  Restructuring expenses - The restructuring expenses we incurred in the fiscal quarters ended January 31, 2008 and January 31, 2007 related to a two-year strategy to develop a comprehensive transformation of Novell's business and to achieve competitive operating margins. This strategy currently has four main initiatives: (1) improving our sales model and sales staff specialization; (2) integrating our product development approach and balancing between on and offshore development locations; (3) improving our administrative and support functions and (4) transforming our services business to be more focused and efficient. These expenses are not expected to recur once this restructuring is completed, currently targeted for the end of fiscal 2008.
  Litigation-related income - In the fiscal quarter ended January 31, 2007, we recorded litigation-related income for a settlement. Litigation settlements are excluded when they relate to claims that do not arise in the ordinary course of our business.
  Stock-based compensation review expenses - In the fiscal quarter ended January 31, 2007, we incurred expenses related to our self-initiated, voluntary review of historical stock-based compensation practices and related potential accounting impact. This type of review occurs infrequently; therefore, the costs related to the review were not considered part of our on-going, ordinary business.

We excluded the items described above and the following items from our GAAP net income (loss) to arrive at our non-GAAP income from continuing operations, non-GAAP net income, non-GAAP income per share from continuing operations and non-GAAP net income per share:

  Gain on sale of venture capital funds - In prior years, we had a portfolio of investments in various venture capital funds. As part of our cash management strategy, we decided to eliminate this type of investment vehicle, eliminating all but one of these investments in the fourth quarter of fiscal 2006. In the fiscal quarter ended January 31, 2007, we sold the remaining investment. The sale of this portfolio of venture capital funds was a one-time occurrence since the former investment program is no longer in place; therefore, the gain on the sale of the venture capital funds was not considered part of our ongoing, ordinary business.
  Gain on long-term investments - In the fiscal quarter ended January 31, 2007, we recorded a gain from the sale of long-term investments. Gains from the sale of long-term investments made when we had the investment program in place are not considered to be part of our on-going business.
  Income tax adjustments - We adjusted our income taxes because we made adjustments, related to the excluded items indicated above, to our GAAP net income (loss).
  Income (loss) from discontinued operations, net of taxes - In the fiscal quarters ended January 31, 2008 and January 31, 2007, we had income (loss) from discontinued operations related to our Swiss and UK-based business consulting units. We sold these entities as part of our strategy to exit our business consulting segment. We are not in the business of selling entities, and as we have completed exiting our business consulting segment, these transactions and related results were not considered part of our on-going, ordinary business.

We adjusted our number of weighted average shares to calculate our non-GAAP income per share from continuing operations and non-GAAP net income per share because we made adjustments, related to the excluded items indicated above, to our GAAP net income (loss).

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
99.1	Press Release dated February 28, 2008.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novell, Inc. (Registrant)
Date: February 28, 2008	By /s/ Dana C. Russell (Signature) Senior Vice President and Chief Financial Officer (Title)

EXHIBIT INDEX

The following exhibit is filed as part of this current report on Form 8-K.

Exhibit Number	Description
Exhibit 99.1	Press Release of Novell, Inc. dated February 28, 2008